EXHIBIT A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the ordinary shares, par value of $0.000005 per share, of Yunji Inc., a Cayman Islands company, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of June 10, 2020.

Li Yan

By:	/s/ Li Yan

Name:	Li Yan

Eastern Bell XIX Investment Limited

By:	/s/ Yanhua Sun

Name:	Yanhua Sun
Title:	Director

Eastern Bell XII Investment Limited

By:	/s/ Junping Yin

Name:	Junping Yin
Title:	Director

Suzhou Zhongding No. 3 Venture Capital Center (Limited Partnership) (苏州钟鼎三号创业投资中心（有限合伙）)

By:	/s/ Junping Yin

Name:	Junping Yin
Title:	Authorized Signatory

Suzhou Zhongding No. 4 Venture Capital Center (Limited Partnership) (苏州钟鼎四号创业投资中心（有限合伙）)

By:	/s/ Yingchun Zhu

Name:	Yingchun Zhu
Title:	Authorized Signatory

Shanghai Dingying Investment Management Center (Limited Partnership) (上海鼎迎投资管理中心（有限合伙）)

By:	/s/ Li Yan

Name:	Li Yan
Title:	Authorized Signatory

Suzhou Zhongding Hengtang Equity Investment Management Center (Limited Partnership) ( 苏州钟鼎恒棠股权投资管理中心（有限合伙）)

By:	/s/ Li Yan

Name:	Li Yan
Title:	Authorized Signatory

Shanghai Zhongding Investment Center (Limited Partnership) (上海钟鼎创业投资中心（有限合伙）)

By:	/s/ Tao Tang

Name:	Tao Tang
Title:	Authorized Signatory